Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc., a Delaware corporation (the “Company”), that contemplates filing a Registration Statement on Form S-3 (“Form S-3”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 15,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), not including any shares that remain unissued under Form S-3 (File No. 333-255771), hereby constitutes and appoints Shankh Mitra and Timothy G. McHugh, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments, to such Form S-3, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 1st day of April 2022.

/s/ Kenneth J. Bacon Kenneth J. Bacon, Chair of the Board	/s/ Sergio D. Rivera Sergio D. Rivera, Director

/s/ Karen B. DeSalvo Karen B. DeSalvo, Director	/s/ Johnese M. Spisso Johnese M. Spisso, Director

/s/ Jeffrey H. Donahue Jeffrey H. Donahue, Director	/s/ Kathryn M. Sullivan Kathryn M. Sullivan, Director

/s/ Philip L. Hawkins Philip L. Hawkins, Director	/s/ Shankh Mitra Shankh Mitra, Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)

/s/ Dennis G. Lopez Dennis G. Lopez, Director	/s/ Timothy G. McHugh Timothy G. McHugh, Executive Vice President—Chief Financial Officer (Principal Financial Officer)

/s/ Ade J. Patton Ade J. Patton, Director	/s/ Joshua T. Fieweger Joshua T. Fieweger, Chief Accounting Officer (Principal Accounting Officer)
/s/ Diana W. Reid Diana W. Reid, Director